UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________________________

FORM 8-K
 _______________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015
 _______________________________________
ENABLE MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)
 _______________________________________

Delaware	1-36413	72-1252419
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Leadership Square
211 North Robinson Avenue
Suite 950
Oklahoma City, Oklahoma 73102
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (405) 525-7788
 _______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2015, the Board of Directors (the “Board”) of Enable GP, LLC (“Enable GP”), the general partner of Enable Midstream Partners, LP (the “Partnership”), announced that Lynn L. Bourdon, III resigned as President and Chief Executive Officer of Enable GP, and as a director of Enable GP, effective as of the close of business on May 29, 2015. Scott Prochazka has been named Chairman of the Board and the Board has appointed Mr. Peter B. Delaney as interim President and Chief Executive Officer of Enable GP. A special committee of the Board has begun a search for a permanent CEO with the assistance of Russell Reynolds Associates.

Mr. Prochazka, 49, is the President and Chief Executive Officer of CenterPoint Energy, Inc. and a current director of Enable GP. He has been a director of Enable GP since November 2013.

Mr. Delaney, 61, is Chairman of the Board of OGE Energy Corp. (“OGE Energy”) and has served as a director of Enable GP since May 2013 and as its Chairman since May 2014. Mr. Delaney's experience in the energy industry includes having served as CEO of OGE Energy since 2007. Prior to that time, he served as CEO of OGE Energy's natural gas midstream business that ultimately was contributed to Enable. In connection with Mr. Delaney's appointment as interim President and Chief Executive Officer of Enable GP, he ceased serving as CEO of OGE Energy.

In connection with Mr. Bourdon’s departure from Enable GP, Mr. Bourdon and the Partnership have agreed to negotiate a severance agreement that is consistent with the severance terms agreed upon at the time of his hiring, which terms provide for a cash payment equal to his annual salary of $600,000 plus his annual target bonus of $600,000 and mutually acceptable confidentiality, noncompetition and nonsolicitation restrictions. In addition, (i) the remaining 150,000 restricted common units granted to Mr. Bourdon at the time of his hire that have not yet vested will vest, and (ii) one-half of the 150,000 restricted common units granted to Mr. Bourdon in connection with the Partnership's initial public offering in April 2014 will vest, in each case these are the amounts to which he is entitled upon his termination without cause pursuant to the terms of the grants.

In connection with Mr. Delaney’s appointment as interim President and Chief Executive Officer, no change is being made to Mr. Delaney’s compensation arrangements with OGE Energy. Enable GP has agreed that the Partnership will reimburse OGE Energy $100,000 per month for the Chief Executive Officer services to be provided by Mr. Delaney.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated June 1, 2015 announcing departure of Lynn Bourdon and appointment of Scott Prochazka as Chairman of the Board and Peter Delaney as interim President and Chief Executive Officer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enable Midstream Partners, LP

By:	Enable GP, LLC,
its general partner

By:	/s/ J. Brent Hagy
J. Brent Hagy
Vice President, Deputy General Counsel, Secretary, and Chief Ethics & Compliance Officer

Date: June 1, 2015